OFFER TO LEASE

TO:

J.J. BARNICKE EDMONTON LTD.

SUITE 2380 10129 - 99 ST

EDMONTON, ALBERTA T5J 3H1

Central Precision Limited:

Care of  Delco Remy  America Inc. (hereinafter called "the Sub-Landlord") of the Former Engine Rebuiders space (hereinafter called “the Building”) described herein:

Resin Systems Inc. (hereinafter called “the Sub-Tenant”), having inspected the Building (and/or plans) located on a parcel of land legally described as Lot(s) 6, Block 3, Plan 4990H W and municipally known as 14650 - 112 Avenue, Edmonton, Alberta herby offers to Sub-Lease the floor area on the main comprising 29,900 square feet, more or less, (hereinafter called the "Demised Premises"), on the following terms and conditions:

Primary Sub-Lease Terms

The Sub-Lease term ("Term") " commence April 1, 2002

and terminate the 31st day of October 2005.

Basic Rent:

The annual Basic Rent rate forgo Sub-Lease term shall

be:

April 2, 1003 – May 31, 2004

$3.25 per square foot

April  1, 2004 - October 31, 2005

$3.75 per square foot

Upon full occupancy of all the Sub-Lease areas the Rent

shall be payable in monthly installments due on or before

the first day of each month of the Sub-Lease term.

Fixturing Period:

The Tenant shall receive occupancy of the Sub-Lease

space to complete the improvements as indicated under

"Sub-Tenant's Work: upon acceptance of this Offer to

Sub-Lease.

Additional Rent:

The Tenant shall pay its proportionate

share of all expenses incurred in operating the

building based on the ratio of its Demised

Premises in the total leasable aim of the Building. These

expenses include but are not necessarily

limited to the following:

a)  Property taxes

b)  Building insurance

c)  Building maintenance and repair

d)  Building management and administration fines

Presently these costs (excluding Utilities) are estimated

at $.1.50 per square foot per annum for 2003, exclusive

of G.S.T.

Structural Repairs:

The Tenant shall not be responsible, proportionately or

otherwise for any Structural repairs during the Sub-Lease

Term.

Early Occupancy:

Sub Tenant to have immediate occupancy upon

acceptance of lease and to receive the first two months

on a gross free rental basis (net rent plus operating costs)

except for utilities

Sub-Lease Termination:

The Sub-Tenant shall have the right to terminate this Sub-Lease agreement at anytime during the Sub-Lease term with a six (6) month notice.

Parking and Loading:

The Tenant shall have the exclusive use of one half parking stalls and loading area’s to the east of the Sub-Leased area.

Use::

Manufacturing and assembly of Composites Power-poles

Tenant's Responsibility:

Tenant shall be responsible for:

a) Business access and licenses and tenant liability insurance

b) Telephone equipment installation and/or rental

c) Natural gas, electricity and water

d) Janitorial services in demised premises

e) All leasehold improvements in the demised premises other

than those listed under Landlord’s/Sub-Landlord’s

Responsibility. All plans for leaseholds to be submitted to the

Sub-Landlord for approval (approval not to be unreasonably

withheld) prior to construction commencement.

f) Payment of all sales tax, goods and services tax, or any like tax imposed on the Landlord by any governmental authority on any rent payable by the Tenant.

Sub-Tenant’s Work::

The following work is to be  completed as per schedule "A" at the sole cost of the Sub-Tenant.

a) Remove existing walls and rooms within warehouse, including but not limited to demising walls and partial walls as

indicated on Schedule “A”.

b) Convert Grade loading area at the south of building back to

Dock

c) At termination of sub-lease the Sub-Tenant will restore building as currently composed

Sub-Landlord/

Landlord’s Work:

The following work is to be completed by the Sub-

Landlord/Landlord:

a) Power to the Sub-Lease am shall be no less than 600

amps/208 Volts 3 phase and shall be separately metered.

First Right of Refusal:

The Tenant shall have first right of refusal on the remaining

12,321 square feet located directly to the north of the Sub-Lease area and shall have first right of Refusal an the 12,298 square fee drive through area located to the west of the Sub-Lease area, if not already sub-leased to others

Assignment and Subletting:

The Tenant covenanents that it will not assign or sublet the demised premises without the prior written consent of the Sub-Landlord. This consent not to be unreasonably reasonably withheld.

Standard Sub-Lease

Agreement:

The Sub-Landlord, at its option and expense, shall prepare and present to the Sub-Tenant the Sub-Landlord's standard Sub-

Lease Agreement, complete with all of the terms contained in this OFFER, and with such amendments as are requested by the

Sub-Tenant's solicitor and agreed to by the Landlord's solicitor,

all parties acting reasonably. The Tenant shall forthwith execute and return to the Landlord the completed Lease Agreement

within fourteen (14) days of when it is presented to the Tenant.

Real Estate Commission:

A real estate commission shall be payable to J.J.

Barnicke

Edmonton Ltd. by the Sub-Landlord in the amount of five (5%)

percent of the net rentals payable without deductions for free rent or other incentives over the term of the lease plus the applicable

G.S.T. and shall be due and payable on the commencement date of the Lease Term.

Signage:

The Tenant shall have the right to place signage above the office area of the Sub-Leased Premises at their sole cost. The Sub-

Tenant shall provide the Landlord with their signage

specifications and receive the Landlord's written approval prior to installation with such approval no to be unreasonably

withheld.

Deposit:

Upon Commencement of Lease term the Tenant shall deliver a

cheque for $15,329.97 (the "Deposit") payable to J.J. Barnicke

Edmonton Ltd., to be deposited into a non-interest bearing Trust account upon receipt of this OFFER, and to be applied against the first and last months rentals accruing of the Sub-Lease term,

including the applicable G.S.T. at 7%. These funds act as

security for the due performance of the Sub-Tenant's obligations herein if this OFFER is accepted by the Landlord.

a) If this OFFER is not accepted within the time herein limited for Acceptance, the Deposit cheques will be returned to the

Tenant.

b) If this OFFER is accepted by the Sub-Landlord and the

Sub-Tenant subsequently fails to perform according to the terms of this OFFER or fails to take possession of the demised

premises through no fault of the Landlord then the entire Deposit shall be forfeited to J.J. Barnicke Edmonton Ltd. who will retain

50% but not greater than the agreed commissions payable had

the Sub-Lease been consummated and pay the balance of the

forfeited proceeds to the Landlord; such forfeited Deposit shall not limit or preclude the Landlord's right of action for damages or breach of provisions herein.

Time shall be of essence in all matters relating to this OFFER.

Notification by facsimile transmission is acceptable.

DATED BY THE  SUB-TENANT at Edmonton, 2nd. Alberta as of March 2003.

Resin Systems Inc.

Per: /s/  Greg Pendura

DATED BY THE SUB-LANDLORD at Edmonton, Alberta as of this 12 day of March, 2003

Central Precision Limited:

Care of Delco Remy America Inc.

Per: /s/__________________________

OFFER TO LEASE

TO:

J.J. BARNICKE EDMONTON LTD.

SUITE 2300, 10123 - 99 STREET,

EDMONTON, ALBERTA T5J 3H1

Alger Management and Investments Limited. (hereinafter called "the Landlord") of the Former Engine Rebuilders space (hereinafter called "the Building") described herein:

Resin Systems Inc. (hereinafter called "the Tenant"), having inspected the Building (and/or plans) located on a parcel of land legally described as Lot(s) 6, Block 3, Plan 4990HW, and municipally known as 14650 - 112 Avenue, Edmonton, Alberta hereby OFFERS TO LEASE the floor area on the main floor comprising 29,900 square feet, more or less, along with the additional second floor office area of approximately 3,000 square feet (hereinafter called the "Demised Premises"), on the following terms and conditions:

Primary Lease Term:

The Lease term ("Term") shall commence November 1, 2005

and terminate the 31st day of October 2010.

Basic Rent:

The annual Basic Rent rate for the Lease term shall be:

Years 1+2

$3.25 per square foot

Years 3+4

$3.50 per square foot

Year 5

$3.75 per square foot

Upon full occupancy of all the Lease areas the Rent shall be payable in monthly installments due on or before the first day of each month of the Lease term.

Additional Rent:

The Tenant shall pay its proportionate share of all expenses incurred in operating the building based on the ratio of its

Demised Premises to the total leaseable area of the Building.

These expenses include but are not necessarily limited to the following:

a) Property taxes.

b) Building insurance.

c) Building maintenance and repair.

d) Building management and administration fees

Presently these costs (excluding Utilities) are estimated at $1.50 per square foot per annum for 2003, exclusive of G.S.T.

Structural Repairs:

The Tenant shall not be responsible, proportionately or otherwise for any Structural repairs during the Lease term.

Parking and Loading:

The Tenant shall have the exclusive use of all parking stalls and loading area's to the east of the Leased area.

Use:

Manufacturing and assembly of Composite Power Poles

Tenant's Responsibility:

The Tenant shall be responsible for:

a) Business taxes and licenses and tenant liability insurance.

b) Telephone equipment installation and/or rental.

c) Natural gas, electricity and water.

d) Janitorial services in demised premises.

e) All leasehold improvements in the demised premises other

than those listed under Landlord's/Sub-Landlord's

Responsibility. All plans for leaseholds to be submitted to the

Landlord for approval (approval not to be unreasonably

withheld) prior to construction commencement.

e) Payment of all sales tax, goods and services tax, or any like tax imposed on the Landlord by any governmental authority on any rent payable by the Tenant.

Tenant's Work:

The Tenant shall receive a leasehold improvement allowance of

$50,000. In the event the full improvement allowance is not used to improve the lease space. The remaining amount shall be

applied to the net rent.

First Right of Refusal:

The Tenant shall have first right of refusal on the remaining

12,321 square feet located directly to the north of the Sub-Lease area and shall have first right of Refusal on the 12,298 square feet drive through area located to the west of the Sub-Lease area.

Assignment and Subletting.

The Tenant covenants that it will not assign or sublet the

demised premises without the prior written consent of the

Landlord. This consent not to be unreasonably withheld.

Standard Lease

Agreement:

The Landlord, at its option and expense, shall prepare and

present to the Tenant the Landlord's standard Lease Agreement complete with all of the terms contained in this OFFER, and with such amendments as are requested by the Tenant's solicitor and agreed to by the Landlord's solicitor, all parties acting

reasonably. The Tenant shall forthwith execute and return to the

Landlord the completed Lease Agreement within fourteen (14)

days of when it is presented to the Tenant.

Real Estate Commission:

A real estate commission shall be payable to J.J.

Barnicke

Edmonton Ltd. by the Landlord in the amount of five (5%)

percent of the net rentals payable without deductions for free rent or other incentives over the term of the lease plus the applicable

G.S.T. and shall be due and payable on the commencement date of the Lease Term.

Signage:

The Tenant shall have the right to place signage above the office area of the Leased Premises at their sole cost. The Tenant shall provide the Landlord with their signage specifications and

receive the Landlord's written approval prior to installation with such approval no to be unreasonably withheld.

Deposit:

Upon Commencement of Lease term the Tenant shall deliver a

cheque for $18,622.58 (the "Deposit") payable to J.J. Barnicke

Edmonton Ltd., to be deposited into a non-interest bearing Trust account upon receipt of this OFFER, and to be applied against the first and last months rentals accruing of the Lease term,

including the applicable G.S.T. at 7%. These funds act as

security for the due performance of the Tenant's obligations herein if this OFFER is accepted by the Landlord.

b) If this OFFER is accepted by the Landlord and the Tenant

subsequently fails to perform according to the terms of this to take possession of the demised premises through no fault of the Landlord then the entire Deposit shall be forfeited to J.J.

Barnicke Edmonton Ltd. who will retain 50% but not greater

than the agreed commissions payable had the Lease been

consummated and pay the balance of the forfeited proceeds to the Landlord; such forfeited Deposit shall not limit or preclude the Landlord's right of action for damages or breach of

provisions herein.

Time shall be of the essence in all matters relating to this OFFER

Notification by facsimile transmission is acceptable.

DATED BY THE TENANT at Edmonton, Alberta as of this 7 day of January, 2003.

Resin Systems Inc.

Per: /s/ Greg Pendura

DATED BY THE LANDLORD at Edmonton, Alberta as of this

_______day of January, 2003. -

Alger Management and Investments Limited.

Per: /s/ __________________________

January 6, 2003

Ellen Campbell

N.G. Campbell Holdings Ltd.

Box 138

Bowen Island, BC

VON I GO

Subject:

FIRST RIGHT OF REFUSAL

Dear Ellen:

This Letter is to inform you that Resin Systems Inc. hereby decline their first right of refusal on the adjacent space at this time. Should the space become available again for Lease during our tenancy at 14604 - 115A Avenue, we would like to continue our first right of refusal to lease the adjacent bay.

Sincerely,

OFFER TO LEASE

TO:

J.J. BARNICKE EDMONTON LTD.

SUITE 2300,10123 - 99 STREET,

EDMONTON, ALBERTA TSJ 3111

Central Precision Limited:

Care of Delco Remy America, Inc. (hereinafter called "the Sub-Landlord") of the Former Engine Rebuilders space (hereinafter called "the Building") described herein:

Resin Systems Inc. (hereinafter called "the Sub-Tenant"), having inspected the Building (and/or plans) located on a parcel of land legally described as Lot(s) 6, Block 3, Plan 4990HW, and municipally known as 14650 - 112 Avenue, Edmonton, Alberta hereby OFFERS TO SUB-LEASE the floor area on the main floor comprising 29,900 square feet, more or less, (hereinafter called the "Demised Premises"), on the following terms and conditions:

Primary Sub-Lease Term:

The Sub-Lease term ("Term") shall commence April 1, 2002 and terminate the 31d day of October 2005.

Basic Rent:

The annual Basic Rent rate for the Sub-Lease term shall be:

April 1, 2003 - May 31, 2004

$2.75 per square foot

April 1, 2004 - October 31, 2005

$3.00 per square foot

Upon full occupancy of all the Sub-Lease areas the Rent shall be payable in monthly installments due on or before the first day of each month of the Sub-Lease term.

Fixturing Period:

The Tenant shall receive occupancy of the Sub-Lease space to complete the improvements as indicated under "Sub-Tenant's

Work" upon acceptance of this Offer to Sub-Lease.

Additional Rent:

The Tenant shall pay its proportionate share of all expenses incurred in operating the building based on the ratio of its

Demised Premises to the total leaseable area of the Building.

These expenses include but are not necessarily limited to the following:

a) Property taxes.

b) Building insurance.

c) Building maintenance and repair.

d) Building management and administration fees

Presently these costs (excluding Utilities) are estimated at $1.50 per square foot per annum for 2003, exclusive of G.S.T.

Structural Repairs:

The Tenant shall not be responsible, proportionately or otherwise for any Structural repairs during the Sub-Lease term.

Sub-Lease Termination:

The Sub-Tenant shall have the right to terminate this Sub-Lease agreement at anytime during the Sub-Lease term with a six (6)

month notice.

Parking and Loading:

The Tenant shall have the exclusive use of all parking stalls and loading area's to the east of the Sub-Leased area.

Use:

Manufacturing and assembly of Composite Power poles

Tenant's Responsibility:

The Tenant shall be responsible for:

a) Business taxes and licenses and tenant liability insurance. b)

b) Telephone equipment installation and/or rental.

c) Natural gas, electricity and water.

d) Janitorial services in demised premises.

e) All leasehold improvements in the demised premises other

than those listed under Landlord's/Sub-Landlord's

Responsibility. All plans for leaseholds to be submitted to the

Sub-Landlord for approval (approval not to be unreasonably

withheld) prior to construction commencement.

e) Payment of all sales tax, goods and services tax, or any like tax imposed on the Landlord by any governmental authority on any rent payable by the Tenant.

Sub-Tenant's Work:

The following work is to be completed as per schedule "A" at the sole cost of the Sub-Tenant:

a) Remove existing walls and rooms within warehouse,

including but not limited to demising walls and partial walls as indicated on Schedule "A".

b) Convert Grade loading area at the south of building back to

Dock.

Sub-Landlord /

Landlord's Work:

The following work is to be completed by the Sub-Landlord /

Landlord:

a) Power to the Sub-Lease area shall be no less than 600 amps/

208 Volts 3 phase and shall be separately metered.

First Right of Refusal:

The Tenant shall have first right of refusal on the remaining

12,321 square feet located directly to the north of the Sub-Lease area and shall have first right of Refusal on the 12,298 square feet drive through area located to the west of the Sub-Lease area.

Assignment and Subletting:

The Tenant covenants that it will not assign or sublet the

demised premises without the prior written consent of the Sub-

Landlord. This consent not to be unreasonably withheld.

Standard Sub-Lease

Agreement:

The Sub-Landlord, at its option and expense, shall prepare and present to the Sub-Tenant the Sub-Landlord's standard Sub-

Lease Agreement, complete with all of the terms contained in this OFFER, and with such amendments as are requested by the

Sub-Tenant's solicitor and agreed to by the Landlord's solicitor,

all parties acting reasonably. The Tenant shall forthwith execute and return to the Landlord the completed Sub-Lease Agreement within fourteen (14) days of when it is presented to the Tenant.

Real Estate Commission:

A real estate commission shall be payable to J.J. Barnicke

Edmonton Ltd. by the Sub-landlord in the amount of five (5%)

percent of the net rentals payable without deductions for free rent or other incentives over the term of the lease plus the applicable

G.S.T. and shall be due and payable on the commencement date of the SubLease Term.

Signage:

The Sub-Tenant shall have the right to place signage above the office area of the Sub-Leased Premises at their sole cost. The

SubTenant shall provide the Landlord with their signage

specifications and receive the Landlord's written approval prior to installation with such approval no to be unreasonably

withheld.

Deposit:

Upon acceptance of this offer the Tenant shall deliver a cheque for $15,329.97 (the "Deposit") payable to J.J. Barnicke

Edmonton Ltd., to be deposited into a non-interest bearing Trust account upon receipt of this OFFER, and to be applied against the first and last months rentals accruing of the Sub-Lease term,

including the applicable G.S.T. at 7%. These funds act as

security for the due performance of the Sub-Tenant's obligations herein if this OFFER is accepted by the Landlord.

a) If this OFFER is not accepted within the time herein limited for Acceptance, the Deposit cheque will be returned to the

Tenant.

b) If this OFFER is accepted by the Sub-Landlord and the Sub

Tenant subsequently fails to perform according to the terms of this OFFER or fails to take possession of the demised premises through no fault of the Landlord then the entire Deposit shall be forfeited to J.J. Barnicke Edmonton Ltd. who will retain 50% but not greater than the agreed commissions payable had the Sub-

Lease been consummated and pay the balance of the forfeited

proceeds to the Landlord; such forfeited Deposit shall not limit or preclude the Landlord's right of action for damages or breach of provisions herein.

Time shall be of the essence in all matters relating to this OFFER.

Notification by facsimile transmission is acceptable.

DATED BY THE SUB-TENANT at Edmonton, Alberta as of this 7 day of January, 2003.

Resin Systems Inc.

Per:

DATED BY THE SUB-LANDLORD at Edmonton, Alberta as of this ______ day of January, 2003.

Central Precision Limited:

Care of Delco Remy America, Inc.

Per: /s/ _____________________